Exhibit 99.1

News Release

LOCKHEED MARTIN REPORTS FIRST QUARTER 2014 RESULTS

•	Net sales decreased 4% to $10.7 billion
•	Net earnings increased 23% to $933 million, or $2.87 per diluted share
•	Generated cash from operations of $2.1 billion
•	Repurchased 7.0 million shares for $1.1 billion
•	Increases 2014 outlook for operating profit, earnings per share, and cash from operations

BETHESDA, Md., April 22, 2014 – Lockheed Martin Corporation (NYSE: LMT) today reported first quarter 2014 net sales of $10.7 billion, compared to $11.1 billion in the first quarter of 2013. Net earnings in the first quarter of 2014 were $933 million, or $2.87 per diluted share, compared to $761 million, or $2.33 per diluted share, in the first quarter of 2013. Cash from operations was $2.1 billion in the first quarter of both 2014 and 2013.

First quarter 2014 net earnings included FAS/CAS pension income of $86 million, which increased earnings by $53 million, or $0.16 per diluted share. First quarter 2013 net earnings included FAS/CAS pension expense of $121 million, which reduced earnings by $75 million, or $0.23 per diluted share, and a special charge of $30 million, net of state tax benefits, related to workforce reductions which reduced earnings by $19 million, or $0.06 per diluted share. The first quarter of 2013 items were partially offset by a reduction of income tax expense related to research and development tax credits, which increased first quarter 2013 net earnings by $46 million, or $0.14 per diluted share.

“The strong earnings and operating cash delivered in the first quarter are a result of our continued focus on program performance, affordability and meeting commitments to our customers,” said Chairman, President and CEO Marillyn Hewson. “Our diverse portfolio of products and services, investment in future innovations and dedicated workforce give me confidence that we’ll continue to deliver outstanding results for our customers and return value for our shareholders.”

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Summary Financial Results

The following table presents the Corporation’s summary financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP).

(in millions, except per share data)	Quarters Ended
	March 30, 2014	March 31, 2013
Net sales	$10,650	$11,070

Business segment operating profit	$1,429	$1,343
Unallocated, net
FAS/CAS pension income (expense)	86	(121)
Other, net[1]	(83)	(103)
Total unallocated, net	3	(224)
Consolidated operating profit	$1,432	$1,119

Net earnings	$933	$761

Diluted earnings per share	$2.87	$2.33

Cash from operations[2]	$2,100	$2,085

[1] Other, net includes severance charges of $30 million during the first quarter of 2013 associated with the elimination of certain positions at the Corporation’s Information Systems & Global Solutions (IS&GS) business segment.

[2] The Corporation received net tax refunds of approximately $200 million during the first quarter of 2014 compared to net tax refunds of $540 million during the first quarter of 2013.

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2014 Financial Outlook

The following table and other sections of this press release contain forward-looking statements, which are based on the Corporation’s current expectations. Actual results may differ materially from those projected. It is the Corporation’s practice not to incorporate adjustments into its financial outlook for proposed acquisitions, divestitures, ventures, changes in tax laws, and restructuring activities (including special items) until such transactions have been consummated or enacted. For additional factors that may impact the Corporation’s actual results, refer to the “Forward-Looking Statements” section contained in this press release.

(in millions, except per share data)	Current Update	January 2014

Orders	No Change	$41,500 – $43,000

Net sales	No Change	$44,000 – $45,500

Business segment operating profit	$5,250 – $5,400	$5,175 – $5,325
FAS/CAS pension income	No Change	~345
Other, net	No Change	~(345)
Consolidated operating profit	$5,250 – $5,400	$5,175 – $5,325

Diluted earnings per share	$10.50 – $10.80	$10.25 – $10.55

Cash from operations	≥ $4,700	≥ $4,600

Cash Deployment Activities

The Corporation’s cash deployment activities in the first quarter of 2014 and 2013 consisted of the following:

•	repurchasing 7.0 million shares for $1.1 billion, compared to 5.1 million shares for $461 million in the first quarter of 2013;
•	paying cash dividends of $444 million, compared to $371 million in the first quarter of 2013; and
•	making capital expenditures of $103 million, compared to $106 million in the first quarter of 2013.

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Segment Results

The Corporation operates in five business segments: Aeronautics, Information Systems & Global Solutions (IS&GS), Missiles and Fire Control (MFC), Mission Systems and Training (MST), and Space Systems. The Corporation organizes its business segments based on the nature of the products and services offered.

Operating profit for the business segments includes the Corporation’s share of earnings or losses from equity method investees because the operating activities of the equity method investees are closely aligned with the operations of the Corporation’s business segments. United Launch Alliance (ULA), which is part of the Space Systems business segment, is the Corporation’s primary equity method investee. Operating profit of the Corporation’s business segments excludes the FAS/CAS pension adjustment, which represents the difference between total pension expense recorded in accordance with GAAP (FAS) and pension costs recoverable on U.S. Government contracts as determined in accordance with U.S. Government Cost Accounting Standards (CAS); expense for stock-based compensation; the effects of items not considered part of management’s evaluation of segment operating performance, such as charges related to significant severance actions and goodwill impairments; gains or losses from divestitures; the effects of certain legal settlements; corporate costs not allocated to the Corporation’s business segments; and other miscellaneous corporate activities.

Changes in net sales and operating profit generally are expressed in terms of volume. Changes in volume refer to increases or decreases in sales resulting from varying production activity levels, deliveries, or service levels on individual contracts. Changes in volume also include the effect of fluctuations in contract profit booking rates that have occurred in reporting periods other than those presented in the comparative segment results. Volume changes typically include a corresponding change in segment operating profit based on the current profit booking rate for a particular contract.

Comparability of the Corporation’s segment sales, operating profit, and operating margins may be impacted by changes in profit booking rates on the Corporation’s contracts accounted for using the percentage-of-completion method of accounting. Increases in the profit booking rates, typically referred to as risk retirements, usually relate to revisions in the estimated total costs that reflect improved conditions on a particular contract. Conversely, conditions on a particular contract may deteriorate resulting in an increase in the estimated total costs to complete and a reduction of the profit booking rate. Increases or decreases in profit booking rates are recognized in the current period and reflect the inception-to-date effect of such changes. Segment operating profit and margins may also be impacted, favorably or unfavorably, by other matters such as the resolution of contractual matters; restructuring charges, except for significant severance actions; cost recoveries on all restructuring charges; reserves for disputes; asset impairments; and insurance recoveries, among others. Segment operating profit and items such as risk retirements, reductions of profit booking rates, or other matters are presented net of state income taxes.

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The following table presents summary operating results of the Corporation’s five business segments and reconciles these amounts to the Corporation’s consolidated financial results.

(in millions)	Quarters Ended
	March 30, 2014	March 31, 2013
Net sales
Aeronautics	$3,386	$3,186
Information Systems & Global Solutions	1,910	2,106
Missiles and Fire Control	1,867	1,988
Mission Systems and Training	1,628	1,830
Space Systems	1,859	1,960
Total net sales	$10,650	$11,070

Operating profit
Aeronautics	$393	$379
Information Systems & Global Solutions	174	189
Missiles and Fire Control	358	344
Mission Systems and Training	250	201
Space Systems	254	230
Total business segment operating profit	1,429	1,343
Unallocated, net
FAS/CAS pension income (expense)[1]	86	(121)
Other, net[2]	(83)	(103)
Total unallocated, net	3	(224)
Total consolidated operating profit	$1,432	$1,119

[1] The change in the FAS/CAS pension adjustment from expense to income between the periods was due to lower FAS pension expense in 2014 ($313 million during the first quarter of 2014, compared to $487 million in the same period in 2013) primarily as a result of the increase in the discount rate used in the measurement of the Corporation’s GAAP postretirement benefit plan obligations at the end of 2013, and incrementally higher CAS costs in 2014 ($399 million during the first quarter of 2014 compared to $366 million in the same period in 2013) as a result of phasing in the CAS Harmonization rules as discussed in the Corporation’s Annual Report on Form 10-K for the year ended Dec. 31, 2013.

[2] Other, net includes severance charges of $30 million during the first quarter of 2013 associated with the elimination of certain positions at the Corporation’s IS&GS business segment.

The Corporation’s consolidated net adjustments not related to volume, including net profit booking rate adjustments and other matters, represented approximately 37 percent of total segment operating profit in the first quarter of 2014 compared to approximately 35 percent of total segment operating profit in the first quarter of 2013.

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Aeronautics

(in millions)	Quarters Ended
	March 30, 2014	March 31, 2013
Net sales	$3,386	$3,186
Operating profit	$393	$379
Operating margins	11.6%	11.9%

Aeronautics’ net sales for the first quarter of 2014 increased $200 million, or 6 percent, compared to the same period in 2013. The increase was primarily attributable to higher net sales of about $190 million for F-35 production contracts due to increased volume; approximately $170 million for the C-5 program due to increased aircraft deliveries (two aircraft delivered in the first quarter of 2014 compared to no deliveries during the same period in 2013); and about $30 million for the F-16 program due to increased sustainment activities and increased aircraft deliveries (four aircraft delivered in the first quarter of 2014 compared to three delivered during the same period in 2013), partially offset by aircraft configuration mix. The increases were partially offset by lower net sales of approximately $85 million for the C-130 program due to fewer aircraft deliveries (five aircraft delivered in the first quarter of 2014 compared to six delivered during the same period in 2013) and decreased sustainment activities; about $60 million for the F-35 development contract due to lower volume; and approximately $30 million for the F-22 program due to decreased volume and risk retirements.

Aeronautics’ operating profit for the first quarter of 2014 increased $14 million, or 4 percent, compared to the same period in 2013. The increase was primarily attributable to higher operating profit of approximately $35 million for the C-130 program due to increased risk retirements, partially offset by fewer aircraft deliveries and decreased sustainment activities; and about $25 million for F-35 production contracts due to higher volume. Operating profit was comparable for the F-35 development contract. The increases were partially offset by lower operating profit of approximately $10 million for the F-16 program due to the resolution of a contractual matter during the first quarter of 2013; about $10 million for the F-22 program due to decreased risk retirements; and approximately $25 million for various other programs due to decreased volume. Operating profit for the C-5 program also was comparable as increased aircraft deliveries were substantially offset by a lower profit booking rate. Adjustments not related to volume, including net profit booking rate adjustments, were approximately $15 million lower for the first quarter of 2014 compared to the same period in 2013.

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Information Systems & Global Solutions

(in millions)	Quarters Ended
	March 30, 2014	March 31, 2013
Net sales	$1,910	$2,106
Operating profit	$174	$189
Operating margins	9.1%	9.0%

IS&GS’ net sales for the first quarter of 2014 decreased $196 million, or 9 percent, compared to the same period in 2013. The decrease was primarily attributable to lower net sales of approximately $220 million due to the wind-down or completion of certain programs (primarily command and control programs); and about $115 million due to a decline in volume for various programs, which reflects lower funding levels and programs impacted by in-theater force reductions (such as the Persistent Threat Detection System program). The decreases were partially offset by higher net sales of about $140 million due to the start-up of new programs and growth in other recently awarded programs (primarily a U.S. Government IT program).

IS&GS’ operating profit for the first quarter of 2014 decreased $15 million, or 8 percent, compared to the same period in 2013. The net decrease in the first quarter operating profit was primarily attributable to the activity described above. Adjustments not related to volume, including net profit booking rate adjustments, for the first quarter of 2014 were comparable to the same period in 2013.

Missiles and Fire Control

(in millions)	Quarters Ended
	March 30, 2014	March 31, 2013
Net sales	$1,867	$1,988
Operating profit	$358	$344
Operating margins	19.2%	17.3%

MFC’s net sales for the first quarter of 2014 decreased $121 million, or 6 percent, compared to the same period in 2013. The decrease was primarily attributable to lower net sales of approximately $125 million for various technical services programs due to lower volume; about $30 million for air and missile defense programs (primarily fewer deliveries of Patriot Advanced Capability-3, partially offset by higher volume for Terminal High-Altitude Area Defense); and approximately $30 million for tactical missiles programs due to fewer deliveries (primarily Hellfire). These decreases were partially offset by higher net sales of about $50 million for fire control programs (primarily Apache, Sniper®, and LANTIRN®) due to increased deliveries.

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MFC’s operating profit for the first quarter of 2014 increased $14 million, or 4 percent, compared to the same period in 2013. The increase was primarily attributable to higher operating profit of approximately $25 million for tactical missile programs (primarily Hellfire) due to net increased risk retirements. Adjustments not related to volume, including net profit booking rate adjustments, were approximately $15 million higher for the first quarter of 2014 compared to the same period in 2013.

Mission Systems and Training

(in millions)	Quarters Ended
	March 30, 2014	March 31, 2013
Net sales	$1,628	$1,830
Operating profit	$250	$201
Operating margins	15.4%	11.0%

MST’s net sales for the first quarter of 2014 decreased $202 million, or 11 percent, compared to the same period in 2013. The decrease was primarily attributable to lower net sales of about $115 million for various integrated warfare systems and sensors programs due to lower volume (primarily Aegis and Medium Extended Air Defense System (MEADS)); and approximately $100 million for undersea systems programs due to decreased volume.

MST’s operating profit for the first quarter of 2014 increased $49 million, or 24 percent, compared to the same period in 2013. The increase was primarily attributable to higher operating profit of approximately $30 million due to increased risk retirements for radar surveillance systems and combat systems programs; about $30 million for reserves recorded in the first quarter of 2013 that were not repeated in the first quarter of 2014, including reserves for a supply chain management contract (Fleet Automotive Support Initiative) and undersea systems programs (primarily Common Broadband Advanced Sonar System); and about $25 million for various training and logistics services programs due to increased risk retirements. The increases were partially offset by lower operating profit of approximately $35 million for various programs (such as MEADS) due to lower risk retirements and volume. Adjustments not related to volume, including net profit booking rate adjustments, were approximately $40 million higher for the first quarter of 2014 compared to the same period in 2013.

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Space Systems

(in millions)	Quarters Ended
	March 30, 2014	March 31, 2013
Net sales	$1,859	$1,960
Operating profit	$254	$230
Operating margins	13.7%	11.7%

Space Systems’ net sales for the first quarter of 2014 decreased $101 million, or 5 percent, compared to the same period in 2013. The decrease was primarily attributable to lower volume of about $55 million for government satellite programs (primarily the Global Positioning System III (GPS-III) program) and approximately $50 million for the Orion program.

Space Systems’ operating profit for the first quarter of 2014 increased $24 million, or 10 percent, compared to the same period in 2013. The increase was primarily attributable to higher operating profit of approximately $10 million for government satellite programs (primarily the Advanced Extremely High Frequency program due to increased risk retirements, partially offset by the GPS-III program due to lower volume and a lower profit booking rate); and about $15 million for higher equity earnings and other program activities. Adjustments not related to volume, including net profit booking rate adjustments, for the first quarter of 2014 were comparable to the same period in 2013.

Total equity earnings recognized by Space Systems (primarily ULA) represented approximately $70 million, or 28 percent, of this business segment’s operating profit, in the first quarter of 2014 compared to approximately $65 million, or 28 percent, in the first quarter of 2013.

Income Taxes

The Corporation’s effective income tax rates were 30.8 percent for the first quarter of 2014 and 25.8 percent for the first quarter of 2013. The rates for both periods benefited from tax deductions for U.S. manufacturing activities and for dividends paid to the Corporation’s defined contribution plans with an employee stock ownership plan feature. Additionally, the Corporation’s effective tax rate for the first quarter of 2013 benefited from $46 million ($0.14 per share) in U.S. research and development (R&D) tax credits, which included the full-year 2012 credits and one quarter of the 2013 credits. The American Taxpayer Relief Act, enacted in January 2013, reinstated the R&D tax credit for 2012 and 2013. The R&D tax credit expired on Dec. 31, 2013 and, therefore, the Corporation will not recognize its benefits in 2014 unless and until legislation is enacted.

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About Lockheed Martin

Headquartered in Bethesda, Md., Lockheed Martin is a global security and aerospace company that employs approximately 113,000 people worldwide and is principally engaged in the research, design, development, manufacture, integration and sustainment of advanced technology systems, products and services. The Corporation’s net sales for 2013 were $45.4 billion.

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NEWS MEDIA CONTACT:	Gordon Johndroe, 301/897-6357
INVESTOR RELATIONS CONTACT:	Jerry Kircher, 301/897-6584

Web site: www.lockheedmartin.com

Conference Call Information

Conference call: Lockheed Martin will webcast the earnings conference call (listen-only mode) at 11:00 a.m. ET on April 22, 2014. A live audio broadcast, including relevant charts, will be available on the Investor Relations page of the Corporation’s web site at: www.lockheedmartin.com/investor.

Forward-Looking Statements

This press release contains statements which, to the extent that they are not recitations of historical fact, constitute forward-looking statements within the meaning of the federal securities laws, and are based on Lockheed Martin’s current expectations and assumptions.  The words “believe,” “estimate,” “anticipate,” “project,” “intend,” “expect,” “plan,” “outlook,” “scheduled,” “forecast,” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially due to factors such as:

•	the availability of funding for the Corporation’s products and services both domestically and internationally due to general economic conditions, performance, cost, or other factors;
•	the Corporation’s dependence on U.S. Government contracts;
•	changes in domestic and international customer priorities and requirements (including declining budgets resulting from general economic conditions; affordability initiatives; the potential for deferral or termination of awards; the implementation of automatic sequestration under the Budget Control Act of 2011 or Congressional actions intended to replace sequestration; U.S. Government operations under a future continuing resolution; or any future shutdown of U.S. Government operations) and the success of the Corporation’s strategy to mitigate some of these risks by focusing on expanding into adjacent markets and growing international sales;
•	the accuracy of the Corporation’s estimates and assumptions including those as to schedule, cost, technical, and performance issues under its contracts, cash flow, actual returns (or losses) on

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pension plan assets, movements in interest rates, and other changes that may affect pension plan assumptions;
•	the effect of capitalization changes (such as share repurchase activity, accelerated pension funding, stock option exercises, or debt levels);
•	difficulties in developing and producing operationally advanced technology systems, cyber security, other security threats, information technology failures, natural disasters, public health crises or other disruptions;
•	the timing and customer acceptance of product deliveries;
•	materials availability and the performance of key suppliers, teammates, venture partners, subcontractors, and customers;
•	charges from any future impairment reviews that may result in the recognition of losses and a reduction in the book value of goodwill or other long-term assets;
•	the future effect of legislation, rulemaking, and changes in accounting, tax, defense procurement, changes in policy, interpretations, or challenges to the allowability and recovery of costs incurred under government cost accounting standards, export policy, changes in contracting policy and contract mix;
•	the future impact of acquisitions or divestitures, ventures, teaming arrangements, or internal reorganizations;
•	compliance with laws and regulations, the outcome of legal proceedings and other contingencies (including lawsuits, government investigations or audits, and the cost of completing environmental remediation efforts), and U.S. Government identification of deficiencies in the Corporation’s business systems;
•	the competitive environment for the Corporation’s products and services, export policies, and potential for delays in procurement due to bid protests;
•	the Corporation’s efforts to increase the efficiency of its operations and improve the affordability of its products and services including difficulties associated with: moving or consolidating operations; providing for the orderly transition of management; attracting and retaining key personnel or the transfer of critical knowledge to the extent the Corporation loses key personnel through wage competition, normal attrition (including retirement), and specific actions such as workforce reductions; and supply chain management; and
•	economic, business, and political conditions domestically and internationally (including potential impacts resulting from tension between the international community and Russia over Ukraine) and the Corporation’s increased reliance on securing international and adjacent business.

These are only some of the factors that may affect the forward-looking statements contained in this press release. For a discussion identifying additional important factors that could cause actual results to vary materially from those anticipated in the forward-looking statements, see the Corporation’s filings with the U.S. Securities and Exchange Commission (SEC) including, but not limited to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Corporation’s Annual Report on Form 10-K for the year ended Dec. 31, 2013. The Corporation’s filings may be accessed through the Investor Relations page of its website, www.lockheedmartin.com/investor, or through the website maintained by the SEC at www.sec.gov.

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The Corporation’s actual financial results likely will be different from those projected due to the inherent nature of projections. Given these uncertainties, the forward-looking statements should not be relied on in making investment decisions. The forward-looking statements contained in this press release speak only as of the date of its filing. Except where required by applicable law, the Corporation expressly disclaims a duty to provide updates to forward-looking statements after the date of this press release to reflect subsequent events, changed circumstances, changes in expectations, or the estimates and assumptions associated with them. The forward-looking statements in this press release are intended to be subject to the safe harbor protection provided by the federal securities laws.

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Lockheed Martin Corporation

Consolidated Statements of Earnings1

(unaudited; in millions, except per share data)

	Quarters Ended
	March 30, 2014	March 31, 2013

Net sales	$10,650	$11,070
Cost of sales	(9,279)	(10,029)
Gross profit	1,371	1,041
Other income, net	61	78
Operating profit	1,432	1,119
Interest expense	(86)	(92)
Other non-operating income (expense), net	2	(2)
Earnings before income taxes	1,348	1,025
Income tax expense	(415)	(264)
Net earnings	$933	$761
Effective tax rate	30.8%	25.8%

Earnings per common share
Basic	$2.92	$2.37
Diluted	$2.87	$2.33

Weighted average shares outstanding
Basic	319.1	321.7
Diluted	325.1	326.3

Common shares reported in stockholders' equity at end of period	315	318

[1]	The Corporation closes its books and records on the last Sunday of the calendar quarter to align its financial closing with its business processes, which was on March 30 for the first quarter of 2014 and March 31 for the first quarter of 2013. The consolidated financial statements and tables of financial information included herein are labeled based on that convention. This practice only affects interim periods, as the Corporation's fiscal year ends on Dec. 31.

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Lockheed Martin Corporation

Business Segment Summary Operating Results

(unaudited; in millions)

	Quarters Ended
	March 30, 2014	March 31, 2013	% Change
Net sales
Aeronautics	$3,386	$3,186	6%
Information Systems & Global Solutions	1,910	2,106	(9)%
Missiles and Fire Control	1,867	1,988	(6)%
Mission Systems and Training	1,628	1,830	(11)%
Space Systems	1,859	1,960	(5)%
Total net sales	$10,650	$11,070	(4)%

Operating profit
Aeronautics	$393	$379	4%
Information Systems & Global Solutions	174	189	(8)%
Missiles and Fire Control	358	344	4%
Mission Systems and Training	250	201	24%
Space Systems	254	230	10%
Total business segment operating profit	1,429	1,343	6%
Unallocated, net
FAS/CAS pension adjustment
FAS pension expense	(313)	(487)
Less: CAS cost	399	366
FAS/CAS pension income (expense)[1]	86	(121)
Special item - severance charges[2]	-	(30)
Stock-based compensation	(48)	(53)
Other, net	(35)	(20)
Total unallocated, net	3	(224)
Total consolidated operating profit	$1,432	$1,119	28%

Operating margins
Aeronautics	11.6%	11.9%
Information Systems & Global Solutions	9.1%	9.0%
Missiles and Fire Control	19.2%	17.3%
Mission Systems and Training	15.4%	11.0%
Space Systems	13.7%	11.7%
Total business segment operating margins	13.4%	12.1%

Total consolidated operating margins	13.4%	10.1%

[1]	The change in the FAS/CAS pension adjustment from expense to income between the periods was due to lower FAS pension expense in 2014 primarily as a result of the increase in the discount rate used in the measurement of the Corporation’s GAAP postretirement benefit plan obligations at the end of 2013, and incrementally higher CAS costs in 2014 as a result of phasing in the CAS Harmonization rules as discussed in the Corporation’s Annual Report on Form 10-K for the year ended Dec. 31, 2013.

[2]	Severance charges during the first quarter of 2013 consisted of amounts, net of state tax benefits, associated with the elimination of certain positions at the Corporation's Information Systems & Global Solutions business segment. Severance charges for initiatives that are not significant are included in business segment operating profit.

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Lockheed Martin Corporation

Consolidated Balance Sheets

(unaudited; in millions, except par value)

	March 30, 2014	Dec. 31, 2013
Assets
Current assets
Cash and cash equivalents	$3,264	$2,617
Receivables, net	6,255	5,834
Inventories, net	2,949	2,977
Deferred income taxes	1,135	1,088
Other current assets	631	813
Total current assets	14,234	13,329

Property, plant, and equipment, net	4,612	4,706
Goodwill	10,370	10,348
Deferred income taxes	2,782	2,850
Other noncurrent assets	4,921	4,955
Total assets	$36,919	$36,188

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$1,942	$1,397
Customer advances and amounts in excess of costs incurred	6,197	6,349
Salaries, benefits, and payroll taxes	1,722	1,809
Other current liabilities	2,134	1,565
Total current liabilities	11,995	11,120

Accrued pension liabilities	9,438	9,361
Other postretirement benefit liabilities	902	902
Long-term debt, net	6,152	6,152
Other noncurrent liabilities	3,632	3,735
Total liabilities	32,119	31,270

Stockholders' equity
Common stock, $1 par value per share	315	319
Additional paid-in capital	-	-
Retained earnings	13,922	14,200
Accumulated other comprehensive loss	(9,437)	(9,601)
Total stockholders' equity	4,800	4,918
Total liabilities and stockholders' equity	$36,919	$36,188

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Lockheed Martin Corporation

Consolidated Statements of Cash Flows

(unaudited; in millions)

	Quarters Ended
	March 30, 2014	March 31, 2013

Operating activities
Net earnings	$933	$761
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	237	232
Stock-based compensation	48	53
Special item - severance charges	-	30
Changes in operating assets and liabilities:
Receivables, net	(423)	(384)
Inventories, net	29	43
Accounts payable	545	83
Customer advances and amounts in excess of costs incurred	(152)	(98)
Postretirement benefit plans	320	493
Income taxes	584	862
Other, net	(21)	10
Net cash provided by operating activities[1]	2,100	2,085

Investing activities
Capital expenditures	(103)	(106)
Other, net	(23)	(42)
Net cash used for investing activities	(126)	(148)

Financing activities
Repurchases of common stock	(1,106)	(461)
Proceeds from stock option exercises	197	55
Dividends paid	(444)	(371)
Other, net	26	7
Net cash used for financing activities	(1,327)	(770)

Net change in cash and cash equivalents	647	1,167
Cash and cash equivalents at beginning of period	2,617	1,898
Cash and cash equivalents at end of period	$3,264	$3,065

[1]	The Corporation received net tax refunds of approximately $200 million during the first quarter of 2014 compared to net tax refunds of $540 million during the first quarter of 2013.

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Lockheed Martin Corporation

Consolidated Statement of Stockholders' Equity

(unaudited; in millions)

				Accumulated
		Additional		Other	Total
	Common	Paid-In	Retained	Comprehensive	Stockholders'
	Stock	Capital	Earnings	Loss	Equity

Balance at Dec. 31, 2013	$319	$-	$14,200	$(9,601)	$4,918
Net earnings	-	-	933	-	933
Other comprehensive income, net of tax [1]	-	-	-	164	164
Repurchases of common stock	(7)	(316)	(783)	-	(1,106)
Dividends declared [2]	-	-	(428)	-	(428)
Stock-based awards and ESOP activity	3	316	-	-	319
Balance at March 30, 2014	$315	$-	$13,922	$(9,437)	$4,800

[1]	Primarily represents the reclassification adjustment for recognition of prior period amounts related to postretirement benefit plans.

[2]	Represents dividends of $1.33 per share declared during the first quarter of 2014.

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Lockheed Martin Corporation

Operating Data

(unaudited; in millions, except aircraft deliveries)

Backlog	March 30, 2014	Dec. 31, 2013
Aeronautics	$26,500	$28,000
Information Systems & Global Solutions	8,200	8,300
Missiles and Fire Control	14,400	15,000
Mission Systems and Training	10,900	10,800
Space Systems	19,600	20,500
Total backlog	$79,600	$82,600

	Quarters Ended
Aircraft Deliveries	March 30, 2014	March 31, 2013
F-16	4	3
F-35	8	-
C-130J	5	6
C-5	2	-

18